As filed to the Securities and Exchange Commission on August 15, 2007
Registration No. 333-43142

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 7
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in charter)
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Wireless HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware (State or other jurisdiction of incorporation or organization)	6211 (Primary Standard Industrial Classification Code Number)	13-5674085 (I.R.S. Employer Identification Number)
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250 Vesey Street
New York, New York 10281
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________
Copies to:
Judith Witterschein, Esq.
Corporate Secretary
Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey Street
New York, New York 10281
(212) 449-1000
(Name, address, including sip code, and telephone number,
including area code, of agent for service)
Andrew B. Jánszky, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

PROSPECTUS

1,000,000,000 Depositary Receipts
Wireless HOLDRSSM Trust

The Wireless HOLDRSSM trust issues Depositary Receipts called Wireless HOLDRSSM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that are involved in various segments of the wireless telecommunications industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Wireless HOLDRS in a round-lot amount of 100 Wireless HOLDRS or round-lot multiples. Wireless HOLDRS are separate from the underlying deposited common stocks or American depositary shares that are represented by the Wireless HOLDRS. For a list of the names and the number of shares of the companies that are represented by a Wireless HOLDR, see “Highlights of Wireless HOLDRS-The Wireless HOLDRS” starting on page 9. The Wireless HOLDRSSM Trust will issue Wireless HOLDRS on a continuous basis.

Investing in Wireless HOLDRS involves significant risks. See “Risk Factors” starting on page 4.

Wireless HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Wireless HOLDRS are not interests in The Bank of New York, as trustee. Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Wireless HOLDRS are listed on the American Stock Exchange under the symbol “WMH”. On August 9, 2007, the last reported sale price of Wireless HOLDRS on the American Stock Exchange was $66.60.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is August 14, 2007.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Merrill Lynch & Co., Inc.

This prospectus contains information you should consider when making your investment decision. With respect to information about Wireless HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Wireless HOLDRS in any jurisdiction where the offer or sale is not permitted.

The Wireless HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences-Non-U.S. Receipt Holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Wireless HOLDRS or of the underlying securities through an investment in the Wireless HOLDRS.

SUMMARY

The Wireless HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of October 25, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Wireless HOLDRS, and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

The trust currently holds shares of common stock or American depositary shares issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various segments of the wireless telecommunications industry. The number of shares of each company’s common stock or American depositary shares currently held by the trust with respect to each round-lot of Wireless HOLDRS is specified under “Highlights of Wireless HOLDRS-The Wireless HOLDRS.” This group of common stocks or American depositary shares, and the securities of any company that may be added to the Wireless HOLDRS, are collectively referred to in this prospectus as the securities or the underlying securities. There are currently 18 companies included in Wireless HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Wireless HOLDRS are separate from the underlying common stocks that are represented by the Wireless HOLDRS. On August 9, 2007 there were 826,700 Wireless HOLDRS outstanding.

RISK FACTORS

An investment in Wireless HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Wireless HOLDRS, including the risks associated with a concentrated investment in wireless telecommunications companies.

General Risk Factors

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Loss of investment. Because the value of Wireless HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Wireless HOLDRS if the underlying securities decline in value.

•	Discount trading price. Wireless HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Wireless HOLDRS or other corporate events, such as mergers, a Wireless HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Wireless HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

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Not necessarily representative of the wireless telecommunications industry. At the time of the initial offering, the companies included in the Wireless HOLDRS were generally considered to be involved in various aspects of the wireless telecommunications industry. However, the market price of the underlying securities and the Wireless HOLDRS may not necessarily follow the price movements of the entire wireless telecommunications industry generally. If the underlying securities decline in value, your investment in the Wireless HOLDRS will decline in value even if the securities prices of companies in the wireless telecommunications industry generally increase in value. In addition, since the time of the initial offering the companies included in the Wireless HOLDRS may not be involved in the wireless telecommunications industry. In this case, the Wireless HOLDRS may not consist of securities issued only by companies involved in the wireless telecommunications industry.

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Not necessarily comprised of solely wireless telecommunications companies. As a result of distributions of securities by companies included in the Wireless HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Wireless HOLDRS and that are not involved in the wireless telecommunications industry may be included in the Wireless HOLDRS. The securities of a new company will only be distributed from the Wireless HOLDRS if the securities have a different Standard & Poor’s Corporation sector classification than any of the underlying issuers included in the Wireless HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq National Market System. As of January 2, 2002, Standard & Poor’s Corporation sector classifications are based upon the Standard & Poor’s Global Industry Classification Standard (“GICS”) sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the Wireless HOLDRS provides no assurance that each new company included in the Wireless HOLDRS will be involved in the wireless telecommunications industry. Currently, the underlying securities included in the Wireless HOLDRS are represented in the Telecommunication Services and Information Technology GICS sectors. As each Standard & Poor’s GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Wireless HOLDRS, and yet not be involved in the wireless telecommunications industry. In addition, the GICS sector classifications of securities included in the Wireless HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Wireless HOLDRS, which may also result in the inclusion in the Wireless HOLDRS of the securities of a new company that is not involved in the wireless telecommunications industry.

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No investigation of underlying securities. The underlying securities initially included in the Wireless HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of securities in the wireless telecommunications industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Wireless HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

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Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Wireless HOLDRS may not necessarily be a diversified investment in the wireless telecommunications industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Wireless HOLDRS, may also reduce diversification. Wireless HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

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Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Wireless HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Wireless HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Wireless HOLDRS will involve payment of a cancellation fee to the trustee.

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Trading halts. Trading in Wireless HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Wireless HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Wireless HOLDRS, you will not be able to trade Wireless HOLDRS and you will only be able to trade the underlying securities if you cancel your Wireless HOLDRS and receive each of the underlying securities.

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Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Wireless HOLDRS. If the Wireless HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Wireless HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Wireless HOLDRS are delisted. There are currently 18 companies whose securities are included in the Wireless HOLDRS.

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Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Wireless HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

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Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Wireless HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Wireless Telecommunications Industry

The stock prices of companies involved in the wireless telecommunications industry have been and are likely to continue to be extremely volatile, which will directly affect the price volatility of the Wireless HOLDRS, and you could lose a substantial part of your investment. The trading prices of the securities of wireless telecommunications companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

•	general market fluctuations;

•	actual or anticipated fluctuations in the companies’ quarterly or annual operating results;

•	announcements of technological innovations or new services by competitors of the same companies included in the Wireless HOLDRS;

•	announcements by wireless telecommunications companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	failure to integrate or realize projected benefits from acquisitions;

•	changes in government regulations; and

•	difficulty in obtaining additional financing.

Other broad market and industry factors may decrease the stock price of wireless telecommunications companies’ stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, also decrease the market price of wireless telecommunications companies’ stocks.

In addition, the trading prices of wireless telecommunications stocks in general have experienced extreme price and volume fluctuations. These fluctuations may be unrelated or disproportionate to the operating performance of these companies. The valuations of many wireless telecommunications stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public’s perception of the prospects of wireless telecommunications companies, generally, could depress the stock prices of a wireless telecommunications company regardless of wireless telecommunications companies’ results. Other broad market and industry factors may decrease the stock price of wireless telecommunications stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of wireless telecommunications stocks. For example, there can be no assurance that terrorist attacks or other acts of war, if they occur, will not have a negative effect on the market price of wireless telecommunications stocks.

As a result of fluctuations in the trading prices of the companies included in the Wireless HOLDRS, the trading price of Wireless HOLDRS has fluctuated significantly. The initial offering price of a Wireless HOLDR, on October 31, 2000 was $103.10, and during 2006, the price of a Wireless HOLDR reached a high of $65.97 and a low of $52.93.

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Companies whose securities are included in the Wireless HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Wireless HOLDRS. Companies whose securities are included in the Wireless HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Wireless HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of stocks in the wireless telecommunications industry.

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The wireless telecommunications industry is extremely competitive, and a wireless telecommunications company’s failure to establish its wireless network and its customer base would adversely affect its operating results. The competition among wireless telecommunications companies to build and develop wireless telecommunications networks, form alliances with telecommunications and Internet service providers and establish and maintain a customer base is significant. Customer loyalty can be easily influenced by a competitor’s new offerings, especially those offerings which provide cost savings or expanded network geographic coverage areas. Many wireless telecommunications companies face significant competition from other companies in the telecommunications and technology industries, including traditional telecommunications companies, some of which have greater market share and financial resources. These companies may be better positioned to finance research and development activities, provide a wider range of products and services over a greater geographic area, and may have greater resources with which to purchase additional licenses and radio frequency, acquire other companies in the industry and reduce prices to gain market share.

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Changes in the regulatory environments in which wireless telecommunications companies operate could affect their ability to offer products and services. The licensing, construction, ownership and operation of wireless communications systems, the grant, maintenance and renewal of applicable licenses and radio frequency allocations and the rates charged to customers are all subject to significant regulation. Delays in receiving required regulatory approvals and licenses or the enactment of new and adverse regulatory requirements may adversely affect the ability of wireless telecommunications companies to continue to offer existing and new products and services. In addition, legislative, judicial and regulatory agency actions could negatively affect the ability of many wireless telecommunications companies to maintain required licenses or renew licenses upon their expiration.

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If wireless telecommunications companies do not anticipate and respond to the rapid technological changes in the industry, they could lose customer or market share. The wireless telecommunications industry is experiencing significant technological change, as evidenced by the introduction of new products and services and increased availability of transmission capacity, changes in consumer requirements and preferences and the utilization of Internet-based technologies for voice and data transmission. Wireless telecommunications companies must be able to successfully predict which of the many possible networks, products and services will be important to finance, establish and maintain. The cost of establishing networks and implementing new technologies is significant, and there can be no assurance that a telecommunications company will select appropriate technology and equipment or that it will obtain appropriate new technology on a timely basis or on satisfactory terms. The failure to obtain effective technology and equipment may adversely affect a wireless telecommunications company’s ability to offer competitive products and services and the viability of its operations.

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Inability to manage rapid growth could adversely affect financial reporting, customer service and revenues. Many wireless telecommunications companies are expanding their networks and operations. This expansion has placed and will continue to place significant demands on their operating, financial control and billing systems, customer support, sales and marketing and administrative resources and network infrastructure. This growth will require many telecommunications companies to enhance management, financial and information systems and to effectively develop and train their employee base.

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Some of the companies involved in the wireless telecommunications industry are also engaged in other lines of business unrelated to the wireless business, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Wireless HOLDRS are engaged in multiple lines of business, including operating as local and long-distance telephone providers, Internet service providers and manufacturing new technologies. These additional lines of business may present additional risks not mentioned in this prospectus. The operating results of these wireless telecommunications companies may fluctuate as a result of these additional risks and events in the other lines of business. In addition, changes in technology and telecommunications regulation may expose wireless telecommunications companies to business risks with which they have less experience than they have with the business risks associated with their traditional businesses. Despite a company’s possible success in the wireless telecommunications industry, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition.

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The international operations of some domestic and foreign wireless telecommunications companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some domestic and foreign companies included in the Wireless HOLDRS have international operations or investments which are essential parts of their business. The risks of international business that the companies are exposed to include the following:

•	general economic, social and political conditions;

•	the difficulty of enforcing intellectual property rights, agreements and collecting receivables through foreign legal systems;

•	differing tax rates, tariffs, exchange controls or other similar restrictions;

•	currency fluctuations; and

•
changes in, and compliance with, domestic and foreign laws and regulations, particularly those which affect telecommunications carriers and service providers, which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

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Many wireless telecommunications companies are dependent on their ability to continue to attract and retain highly skilled technical and managerial personnel to develop and generate their business. The success any wireless telecommunications company is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these wireless telecommunications companies will be able to continue to attract and retain qualified personnel.

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It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Wireless HOLDRS. Some of the companies included in the Wireless HOLDRS are incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Wireless HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

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Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Wireless HOLDRS. Holders of American depositary shares, including those included in the Wireless HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

HIGHLIGHTS OF WIRELESS HOLDRS

This discussion highlights information regarding Wireless HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Wireless HOLDRS.

Issuer	Wireless HOLDRS Trust.

The trust
The Wireless HOLDRS Trust was formed under the depositary trust agreement, dated as of October 25, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Wireless HOLDRS, and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee
The Bank of New York, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Wireless HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Wireless HOLDRS.

Purpose of Wireless HOLDRS	Wireless HOLDRS are designed to achieve the following:

Diversification. Wireless HOLDRS are designed to allow you to diversify your investment in the wireless telecommunications industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

Flexibility. The beneficial owners of Wireless HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Wireless HOLDRS, and can cancel their Wireless HOLDRS to receive each of the underlying securities represented by the Wireless HOLDRS.

Transaction costs. The expenses associated with buying and selling Wireless HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets

The trust holds securities issued by specified companies, traded on U.S. stock markets that, when initially selected, were involved in the wireless telecommunications industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement-Distributions” and “Reconstitution Events.” There are currently 18 companies included in Wireless HOLDRS.

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Wireless HOLDRS

The trust has issued, and may continue to issue, Wireless HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S. traded securities that are held by the trust on your behalf. The Wireless HOLDRS themselves are separate from the underlying securities that are represented by the Wireless HOLDRS.

The following chart provides:

•     the names of the 18 issuers of underlying securities currently represented by Wireless HOLDRS,

•     the stock ticker symbols,

•     the share amounts currently represented by a round-lot of 100 Wireless HOLDRS, and

•     the principal U.S. market on which the underlying securities are traded.

Name of Company	Ticker	Share Amounts	Primary Trading Market
ALLTEL Corp.	AT	1.07	NYSE
Crown Castle International Corp.	CCI	4	NYSE
Deutsche Telekom AG *	DT	18.4841	NYSE
Embarq Corporation	EQ	1.539	NYSE
LM Ericsson Telephone Company *	ERIC	7.4	NASDAQ
Motorola, Inc.	MOT	41	NYSE
NexCen Brands Inc.	NEXC	1	NASDAQ
Nokia Corp. *	NOK	23	NYSE
Qualcomm Incorporated	QCOM	26	NASDAQ
Research In Motion Limited(1)	RIMM	4	NASDAQ
RF Micro Devices, Inc.	RFMD	4	NASDAQ
SK Telecom Co., Ltd. *	SKM	17	NYSE
Sprint Nextel Corporation	S	30.78	NYSE
United States Cellular Corporation	USM	1	AMEX
Verizon Communications	VZ	17	NYSE
Vivo Participações	VIV	3	NYSE
Vodafone Group p.l.c. *	VOD	18.375	NYSE
Windstream Corporation	WIN	1.1063	NYSE

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* The securities of these non-U.S. companies trade in the United States as American depositary receipts. Please see “Risk Factors” and “United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers” for additional information relating to an investment in a non-U.S. company.

(1) Effective August 24, 2007, deposits of Research in Motion (NYSE ticker “RIMM”) Common Stock for creation of Wireless HOLDRS will increase to 12 “RIMM” per round lot of 100 Wireless HOLDRS due to the 3 for 1 stock split of Research In Motion.

The companies whose securities were included in the Wireless HOLDRS at the time the Wireless HOLDRS were originally issued were generally considered to be among the 20 largest and most liquid companies with U.S.-traded securities involved in the wireless telecommunications industry, as measured by market capitalization and trading volume on September 15, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

The trust only will issue and cancel and you only may obtain, hold, trade or surrender, Wireless HOLDRS in a round-lot of 100 Wireless HOLDRS and round-lot multiples. The trust will only issue Wireless HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Wireless HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Wireless HOLDRS, the trust may require a minimum of more than one round-lot of 100 Wireless HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Wireless HOLDRS.

The number of outstanding Wireless HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Wireless HOLDRS on a continuous basis when an investor deposits the required securities with the trustee.

Purchases
You may acquire Wireless HOLDRS in two ways

•     through an in-kind deposit of the required number of securities of the underlying issuers with the trustee, or

•     through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create Wireless HOLDRS by delivering to the trust the requisite securities represented by a round-lot of 100 Wireless HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS. If you wish to cancel your Wireless HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Wireless HOLDRS you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee, charged by the trustee, described above.

Custody fees
The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Wireless HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Wireless HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Wireless HOLDRS
You have the right to withdraw the underlying securities upon request by delivering a round- lot or integral multiple of a round-lot of Wireless HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Wireless HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Wireless HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities

Wireless HOLDRS represents your beneficial ownership of the underlying securities. Owners of Wireless HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Wireless HOLDRS. These include the right to instruct the trustee to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Wireless HOLDRS and the right to surrender Wireless HOLDRS to receive the underlying securities. Wireless HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Exchange Act. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Wireless HOLDRS. However, due to the nature of Wireless HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Wireless HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Wireless HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Wireless HOLDRS would need to surrender their Wireless HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Wireless HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Wireless HOLDRS in “street name” through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sectors classifications represented in the Wireless HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Wireless HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Wireless HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Wireless HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement -Withdrawal of Underlying Securities.”

Ownership rights in fractional shares in the underlying securities.

As a result of distributions of securities by companies included in the Wireless HOLDRS or other corporate events, such as mergers, a Wireless HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Wireless HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Wireless HOLDRS are outstanding and each round-lot of 100 Wireless HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Wireless HOLDRS. If holders of 50,000 round-lots of 100 Wireless HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Wireless HOLDRS vote their underlying securities “no”, there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events.
The depositary trust agreement provides for the automatic distribution of underlying securities from the Wireless HOLDRS to you in the following four circumstances:

A.    If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Wireless HOLDRS.

B.    If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Wireless HOLDRS.

C.    If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Wireless HOLDRS only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Wireless HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received will be deposited into the trust.

D.    If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Wireless HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the Wireless HOLDRS, as result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification of any other security then included in the Wireless HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

It is anticipated, as a result of the broadly defined Standard & Poor’s GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in Wireless HOLDRS. The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Wireless HOLDRS will be included in Wireless HOLDRS or distributed to you.

Standard & Poor’s sector classifications
Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as “GICS,” which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective as of January 2, 2002. There are 10 Standard & Poor’s GICS sectors and each class of publicly traded securities of a company is given only one GICS sector classification. The securities included in the Wireless HOLDRS are currently represented in the Telecommunication Services and Information Technology GICS sectors. The Standard & Poor’s GICS sector classifications of the securities included in the Wireless HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events
A.    The Wireless HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Wireless HOLDRS are delisted.

B.    The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

C.    Beneficial owners of at least 75% of outstanding Wireless HOLDRS vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Wireless HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences
The U.S. federal income tax laws will treat a U.S. holder of Wireless HOLDRS as directly owning the underlying securities. The Wireless HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing	The Wireless HOLDRS are listed on the American Stock Exchange under the symbol “WMH.” On August 9, 2007 the last reported sale price of Wireless HOLDRS on the American Stock Exchange was $66.60.

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Wireless HOLDRS. Bid and ask prices, however, are quoted per single Wireless HOLDR.
Clearance and settlement
Wireless HOLDRS have been issued only in book-entry form. Wireless HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as the DTC. Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures. For further information, see “Description of Wireless HOLDRS.”

THE TRUST

General. This discussion highlights information about the Wireless HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Wireless HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Wireless HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of October 25, 2000. The Depositary Trust Agreement was amended November 22, 2000. The Bank of New York is the trustee. The Wireless HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Wireless HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Wireless HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

DESCRIPTION OF WIRELESS HOLDRS

The trust has issued Wireless HOLDRS under the Depositary Trust Agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.” The trust may issue additional Wireless HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Wireless HOLDRS in a round-lot of 100 Wireless HOLDRS and round-lot multiples. The trust will only issue Wireless HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Wireless HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Wireless HOLDRS, the trust may require a minimum of more than one round-lot of 100 Wireless HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Wireless HOLDRS.

Wireless HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Wireless HOLDRS-The Wireless HOLDRS.”

Beneficial owners of Wireless HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Wireless HOLDRS to receive the underlying securities. See “Description of the Depositary Trust Agreement.” Wireless HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Wireless HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Wireless HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Wireless HOLDRS. Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement- Withdrawal of underlying securities.”

Wireless HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Wireless HOLDRS are available only in book-entry form. Owners of Wireless HOLDRS may hold their Wireless HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria. The underlying securities are the common stock or American depositary shares of a group of 20 specified companies that, at the time of selection, were involved in various aspects of the wireless telecommunications industry and whose securities are registered under section 12 of the Securities Exchange Act of 1934. The issuers of the underlying securities were, as of the time of selection, among the largest capitalized and most liquid companies involved in the wireless telecommunications industry as measured by market capitalization and trading volume.

The Wireless HOLDRS may no longer consist exclusively of securities issued by companies involved in the wireless telecommunications industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the wireless telecommunications industry and will undertake to make adequate disclosure when necessary.

Underlying securities. For a list of the underlying securities represented by Wireless HOLDRS, please refer to “Highlights of Wireless HOLDRS-The Wireless HOLDRS.” If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Wireless HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities.  See “Risk Factors” and “Where You Can Find More Information.” Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their affiliates.

General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities, see “Annex A.”

The following table and graph set forth the composite performance of all of the 18 underlying securities currently represented by a single Wireless HOLDR measured at the close of the business day on April 27, 2000, and thereafter as of the end of each month to August 9, 2007. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

2000	Price	2001	Price	2002	Price	2003	Price
April 27	113.02	January 31	72.08	January 31	43.98	January 31	31.46
April 28	115.32	February 28	53.55	February 28	39.99	February 28	29.77
May 31	102.50	March 30	50.27	March 28	41.89	March 31	29.64
June 30	96.57	April 30	57.89	April 30	37.06	April 30	31.10
July 31	87.76	May 31	54.02	May 31	37.08	May 30	34.02
August 31	86.07	June 29	51.50	June 28	32.49	June 30	34.61
September 29	78.32	July 31	52.96	July 31	29.03	July 31	34.03
October 31	77.39	August 31	48.06	August 30	29.96	August 29	35.56
November 30	70.44	September 28	45.50	September 30	26.41	September 30	35.81
December 29	69.96	October 31	46.57	October 31	31.89	October 31	39.20
		November 30	50.45	November 29	36.92	November 28	39.05
		December 31	48.38	December 31	33.19	December 31	41.99

2004	Price	2005	Price	2006	Price	2007	Price
January 30	46.90	January 31	51.34	January 31	56.64	January 31	60.11
February 27	49.78	February 28	51.42	February 28	56.40	February 28	60.21
March 31	48.10	March 31	50.60	March 31	60.21	March 30	60.23
April 30	45.90	April 29	49.55	April 28	60.77	April 30	62.30
May 28	47.19	May 31	52.57	May 31	57.20	May 31	67.26
June 30	48.19	June 30	51.60	June 30	54.74	June 29	68.29
July 30	45.42	July 29	55.69	July 31	54.30	July 31	67.53
August 31	47.41	August 31	56.04	August 31	55.18	August 9	66.48
September 30	50.51	September 30	56.48	September 29	57.34
October 29	52.24	October 31	53.90	October 31	58.77
November 30	55.63	November 30	56.02	November 30	60.27
December 31	56.02	December 30	54.39	December 29	60.20

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General. The depositary trust agreement, dated as of October 25, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Wireless HOLDRS, provides that Wireless HOLDRS will represent an owner’s undivided beneficial ownership interest in the securities of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

The trustee. The Bank of New York serves as trustee for the Wireless HOLDRS. The Bank of New York, which was founded in 1784, was New York’s first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

Issuance, transfer and surrender of Wireless HOLDRS. You may create and cancel Wireless HOLDRS only in round-lots of 100 Wireless HOLDRS. You may create Wireless HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Wireless HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Wireless HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Wireless HOLDRS, the trust may require a minimum of more than one round-lot of 100 Wireless HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Wireless HOLDRS. Similarly, you must surrender Wireless HOLDRS in integral multiples of 100 Wireless HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Wireless HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee’s normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Wireless HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Wireless HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Wireless HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Wireless HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Wireless HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Wireless HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Wireless HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Wireless HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Wireless HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Wireless HOLDRS only if the distributed securities have a different Standard and Poor’s GICS sector classification than any of the underlying securities represented in the Wireless HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the Wireless HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Wireless HOLDRS at the time of distribution or exchange or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Wireless HOLDRS. The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Wireless HOLDRS will be distributed from the Wireless HOLDRS to you.

Standard & Poor’s sector classifications. Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard and Poor’s GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Wireless HOLDRS are currently represented in the Telecommunication Services and Information Technology GICS sectors. The Standard & Poor’s GICS sector classifications of the securities included in the Wireless HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities. You may surrender your Wireless HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Wireless HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Wireless HOLDRS.

Further issuances of Wireless HOLDRS. The depositary trust agreement provides for further issuances of Wireless HOLDRS on a continuous basis without your consent.

Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Wireless HOLDRS will surrender their Wireless HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Wireless HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Wireless HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Wireless HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Wireless HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Wireless HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Wireless HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Wireless HOLDRS.

Issuance and cancellation fees. If you wish to create Wireless HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS. If you wish to cancel your Wireless HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions. If you choose to create Wireless HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Wireless HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Wireless HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

Governing law. The depositary trust agreement and the Wireless HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Wireless HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Wireless HOLDRS for:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a “U.S. Receipt Holder”); and

•	any individual, corporation, estate or trust that is neither a U.S. Receipt Holder nor a partnership (or entity treated as a partnership) for U.S. federal tax purposes (a “non-U.S. Receipt Holder”).

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Wireless HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Wireless HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. Receipt Holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Wireless HOLDRS as part of a conversion transaction, straddle or hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax. In addition, this discussion generally is limited to investors who will hold the Wireless HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Moreover, this discussion does not address Internet Architecture HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Wireless HOLDRS

A U.S. Receipt Holder purchasing and owning Wireless HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Wireless HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a U.S. Receipt Holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. Receipt Holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Wireless HOLDRS by U.S. Receipt Holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire on December 31, 2010. Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.” In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. Receipt Holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. Receipt Holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. Receipt Holder who leverages its investment in Wireless HOLDRS. U.S. Receipt Holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. Receipt Holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Wireless HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a U.S. Receipt Holder sells Internet Architecture HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A U.S. Receipt Holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Wireless HOLDRS for cash in the secondary market, a U.S. Receipt Holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Wireless HOLDRS. Similarly, with respect to sales of Wireless HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Wireless HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Wireless HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The U.S. Receipt Holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The U.S. Receipt Holder’s holding period with respect to the distributed securities will include the period that the U.S. Receipt Holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a U.S. Receipt Holder includes this fee in its tax basis in the underlying securities. A U.S. Receipt Holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Wireless HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. Receipt Holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a U.S. Receipt Holder’s investment in the underlying securities and may be deductible. If a U.S. Receipt Holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

As discussed above, dividends received by certain U.S. Receipt Holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States (which includes the American Stock Exchange), and

•	a corporation that is incorporated in a possession of the United States but will not include a passive foreign investment company (as defined below),

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. Receipt Holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipts holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. Receipt Holder’s U.S. federal income tax liability. The limitation on foreign income taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute “passive income” or, in the case of some U.S. Receipt Holders, “financial services income” for taxable years beginning before January 1, 2007. For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, “passive category income” and “general category income.” In addition, dividends distributed by a foreign issuer that constitute “financial services income” with respect to a U.S. Receipt Holder generally will be treated as constituting “general category income.” For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. Receipt Holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. Receipt Holder has other foreign-source income. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. Receipt Holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, U.S. Receipt Holders of Wireless HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the U.S. Receipt Holders of Wireless HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a “passive foreign investment company” (a “PFIC”). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the U.S. Receipt Holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. Receipt Holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Internet HOLDRS or of the underlying securities or upon the receipt of “excess distributions.” To avoid the interest charge provisions described in the preceding sentence, a U.S. Receipt Holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation’s income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. Receipt Holders

A non-U.S. Receipt Holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. Receipt Holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. Receipt Holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. Receipt Holder, then those dividends will be exempt from withholding tax, provided the non-U.S. Receipt Holder complies with applicable certification and disclosure requirements.

A non-U.S. Receipt Holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S Receipt Holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. Receipt Holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. Receipt Holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. Receipt Holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non- U.S. Receipt Holder whose dividends are effectively connected or attributable to a U.S permanent establishment may be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. Receipt Holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service (the “IRS”).

A non-U.S. Receipt Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Wireless HOLDRS or of the underlying securities unless:

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. Receipt Holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. Receipt Holder,

•
in the case of any gain realized by an individual non-U.S. Receipt Holder, the non-U.S. Receipt Holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. Receipt Holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. Receipt Holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

Effectively connected gains or gains generally attributable to a U.S. permanent establishment will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. Receipt Holder, also be subject to the branch profits tax. We recommend that non-U.S. Receipt Holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Internet Architecture HOLDRS (or the underlying securities). If you are a non-corporate U.S. Receipt Holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder (such as a corporation or tax exempt entity) or provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. Receipt Holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. Receipt Holders will be reported on IRS Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. Receipt Holder’s or an issuer’s particular facts and circumstances. We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Wireless HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Wireless HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Wireless HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Wireless HOLDRS. The trust delivered the initial distribution of Wireless HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

Investors who purchase Wireless HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Members of the selling group have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Wireless HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Wireless HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Wireless HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Wireless HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Wireless HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Wireless HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC’s public reference rooms in

Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

Since the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC’s Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Wireless HOLDRS. This prospectus relates only to Wireless HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Wireless HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Wireless HOLDRS have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2002, 2003, 2004, 2005 and 2006, through August 9, 2007. The historical prices of the underlying securities should not be taken as an indication of future performance.

ALLTELL Corp. (AT)

ALLTEL Corporation provides wireless voice and data communications services to individual and business customers in the United States. It offers a range of postpaid and prepaid wireless calling plans, including local, statewide, and national service plans. The company also provides roaming and long-distance services, data services, and custom calling services. ALLTEL's data services include text and picture messaging; and downloadable applications, such as music, games, ringtones, wallpapers, and other office applications. In addition, the company offers various voice features, including call waiting, call forwarding, caller identification, three-way calling, no-answer transfer, directory assistance call completion, and voicemail. ALLTEL sells its wireless products and services primarily through its retail stores, retail kiosks, dealers, and direct sales representatives.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	55.48	January	46.87	January	48.68	January	55.04	January	60.03	January	61.29
February	55.65	February	43.42	February	51.80	February	57.20	February	63.15	February	60.64
March	55.55	March	44.76	March	49.89	March	54.85	March	64.75	March	62.00
April	49.50	April	46.86	April	50.34	April	56.96	April	64.37	April	62.69
May	51.49	May	47.88	May	50.63	May	58.17	May	61.85	May	68.52
June	47.00	June	48.22	June	50.62	June	62.28	June	63.83	June	67.55
July	40.52	July	46.79	July	52.00	July	66.50	July	55.17	July	65.95
August	42.06	August	45.80	August	54.65	August	61.99	August	54.21
September	40.13	September	46.34	September	54.91	September	65.11	September	55.50
October	49.71	October	47.27	October	54.93	October	61.86	October	53.31
November	55.08	November	45.41	November	56.69	November	66.83	November	56.74
December	51.00	December	46.58	December	58.76	December	63.10	December	60.48

The closing price on August 9, 2007 was $66.17.

CROWN CASTLE INTERNATIONAL CORP. (CCI)

Crown Castle International Corp. engages in the ownership, operation, and leasing of towers and other communication structures primarily in the United States. The company primarily leases and licenses antenna space of its towers to wireless communication companies. It also provides network services, such as antenna installations and subsequent augmentation, network design and site selection, site acquisition, site development and construction, and site management. The company has its operations primarily in the United States and Australia, with additional operations in Canada and the United Kingdom.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	7.27	January	3.95	January	12.40	January	16.40	January	31.63	January	35.16
February	6.21	February	3.88	February	12.05	February	16.34	February	31.35	February	32.71
March	6.61	March	5.50	March	12.63	March	16.06	March	28.35	March	32.13
April	7.30	April	6.37	April	13.95	April	16.13	April	33.65	April	34.34
May	4.50	May	8.33	May	14.73	May	17.78	May	31.77	May	36.82
June	3.93	June	7.77	June	14.75	June	20.32	June	34.54	June	36.27
July	2.30	July	9.90	July	14.12	July	21.76	July	35.23	July	36.25
August	2.30	August	10.75	August	14.31	August	24.76	August	34.36
September	2.17	September	9.41	September	14.88	September	24.63	September	35.24
October	3.50	October	12.66	October	15.31	October	24.52	October	33.65
November	3.96	November	12.41	November	16.88	November	27.40	November	34.46
December	3.75	December	11.03	December	16.64	December	26.91	December	32.30

The closing price on August 9, 2007 was $38.99.

DEUTSCHE TELEKOM AG (DT)

Deutsche Telekom AG provides telecommunications and information technology services. It operates in three segments: Broadband/Fixed Network, Mobile Communications, and Business Customers. The Broadband/Fixed Network segment offers network communications services consisting of network access products and calling services; wholesale services, including voice services, Internet protocol (IP) services, and network and access services and solutions; IP/Internet products and services; data communications services and solutions; value-added services, which consist of toll-free services and public payphones; publishing services, customer retention programs, installation, and maintenance services; terminal equipment for telecommunications; and fixed-line network services and multimedia services. The Mobile Communications segment comprises the activities of T-Mobile division, which provides digital mobile telephony services; and non-voice services, such as short messaging services, multimedia messaging services, and other data services to residential and business customers. The Business Customers segment includes the activities of T-Systems division that provides information and communications technology services to German and international companies, non-profit organizations, and governmental agencies. Deutsche Telekom has operations primarily in Europe and North America.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	14.81	January	12.52	January	19.90	January	21.63	January	15.85	January	17.61
February	14.09	February	11.47	February	19.67	February	20.87	February	15.79	February	17.96
March	14.98	March	11.02	March	18.04	March	19.96	March	16.82	March	16.53
April	13.23	April	13.40	April	17.08	April	18.79	April	18.01	April	18.36
May	10.80	May	15.02	May	16.84	May	18.65	May	16.25	May	18.54
June	9.31	June	15.20	June	17.71	June	18.42	June	16.04	June	18.41
July	11.32	July	15.05	July	16.67	July	19.78	July	15.52	July	17.18
August	11.00	August	14.34	August	17.53	August	19.08	August	14.64
September	8.27	September	14.44	September	18.66	September	18.24	September	15.87
October	11.38	October	15.61	October	19.27	October	17.70	October	17.40
November	12.21	November	16.48	November	21.22	November	16.59	November	17.80
December	12.70	December	18.13	December	22.68	December	16.83	December	18.20

The closing price on August 9, 2007 was $17.99.

EMBARQ CORPORATION (EQ)

Embarq Corporation offers local and long distance voice and data services, high-speed Internet access, and wireless and satellite video services to consumers and business customers in the United States. The company operates in two segments, Telecommunications and Logistics. Telecommunications segment offers voice, data, high-speed Internet, and wireless services. Logistics segment engages in procuring, configuring, and distributing equipment, materials, and supplies to the communications industry. The company markets and sells its products and services through consumer markets, business markets, wholesale markets, and logistics.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	*	January	*	January	*	January	*	January	*	January	55.51
February	*	February	*	February	*	February	*	February	*	February	55.35
March	*	March	*	March	*	March	*	March	*	March	56.35
April	*	April	*	April	*	April	*	April	*	April	60.04
May	*	May	*	May	*	May	*	May	41.67	May	64.26
June	*	June	*	June	*	June	*	June	40.99	June	63.37
July	*	July	*	July	*	July	*	July	45.25	July	61.79
August	*	August	*	August	*	August	*	August	47.15
September	*	September	*	September	*	September	*	September	48.37
October	*	October	*	October	*	October	*	October	48.35
November	*	November	*	November	*	November	*	November	51.45
December	*	December	*	December	*	December	*	December	52.56

The closing price on August 9, 2007 was $57.25.

LM ERICSSON TELEPHONE COMPANY (ERIC)

LM Ericsson Telephone Company and its subsidiaries provide communications networks, related services, and handset technology platforms for mobile and fixed network operators worldwide. The company operates through three segments, Mobile Networks, Fixed Networks, and Professional Services. The Mobile Networks segment provides mobile systems solutions to network operators, including radio base stations, base station and radio network controllers, mobile switching centers, and application nodes. The Fixed Networks segment supplies broadband communications equipment and services to fixed network operators in Latin America and Europe. The Professional Services segment provides consulting, education, systems integration, and managed services, as well as customer support services to the telecommunication industry. The company operates in the United States, Canada, Europe, the Asia Pacific, Latin America, Africa, and the Middle East. American depositary receipts evidencing American depositary shares of Ericsson are included in the Market 2000+ HOLDRS and are traded through the Nasdaq National Market System. Shares of Ericsson also trade on the Stockholm Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	43.40	January	8.13	January	23.01	January	29.33	January	36.48	January	39.79
February	42.20	February	6.49	February	29.01	February	29.31	February	34.10	February	35.76
March	41.80	March	6.36	March	27.76	March	28.20	March	37.72	March	37.09
April	24.90	April	9.06	April	26.67	April	29.45	April	35.47	April	38.17
May	22.20	May	10.40	May	27.99	May	31.43	May	32.03	May	37.98
June	14.40	June	10.63	June	29.90	June	31.95	June	33.04	June	39.89
July	9.60	July	14.26	July	26.71	July	34.36	July	31.48	July	37.41
August	7.30	August	15.48	August	27.04	August	34.91	August	33.40
September	3.60	September	14.70	September	31.24	September	36.84	September	34.47
October	7.89	October	17.08	October	28.91	October	32.80	October	37.82
November	9.83	November	16.25	November	33.25	November	32.58	November	38.87
December	6.74	December	17.70	December	31.49	December	34.40	December	40.23

The closing price on August 9, 2007 was $37.07.

MOTOROLA, INC. (MOT)

Motorola, Inc. provides wireless and broadband communication products worldwide. It operates through three segments: Mobile Devices, Home and Networks Mobility, and Enterprise Mobility Solutions. The Mobile Devices segment designs, manufactures, sells, and services wireless handsets with integrated software and accessory products, as well as licenses intellectual property. The Home and Networks Mobility segment designs, manufactures, sells, and services end-to-end digital video system solutions and interactive set-top boxes; voice and data modems for digital subscriber line and cable networks; and wireline and wireless broadband access systems, including cellular infrastructure systems to cable and satellite television operators, wireline carriers, and wireless service providers. The Enterprise Mobility Solutions segment designs, manufactures, sells, installs, and services analog and digital two-way radio, voice and data communications products, and systems for private networks, wireless broadband systems, and end-to-end enterprise mobility solutions to a range of public safety, government, utility, transportation, retail, and other worldwide enterprise markets. The company offers its products through direct sales, distributors, dealers, retailers, licensees, and agents.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	13.31	January	7.98	January	16.58	January	15.74	January	22.71	January	19.85
February	13.00	February	8.42	February	18.45	February	15.66	February	21.40	February	18.52
March	14.20	March	8.26	March	17.60	March	14.97	March	22.91	March	17.67
April	15.40	April	7.91	April	18.25	April	15.34	April	21.35	April	17.33
May	15.99	May	8.52	May	19.77	May	17.37	May	21.09	May	18.19
June	14.59	June	9.43	June	18.25	June	18.26	June	20.15	June	17.70
July	11.60	July	9.04	July	15.93	July	21.18	July	22.76	July	16.99
August	12.00	August	10.73	August	16.15	August	21.88	August	23.38
September	10.18	September	11.95	September	18.04	September	22.03	September	25.00
October	9.17	October	13.53	October	17.26	October	22.16	October	23.06
November	11.24	November	14.04	November	19.26	November	24.09	November	22.17
December	8.65	December	14.00	December	17.20	December	22.59	December	20.56

The closing price on August 9, 2007 was $16.81.

NEXCEN BRANDS, INC. (NEXC)

NexCen Brands, Inc. engages in the acquisition, management, and licensing of intellectual property (IP) and IP-centric businesses. The company acquires, manages, and develops intellectual property of IP-centric companies, which own, license, or otherwise possess rights to trademarks, trade names, copyrights, patents, trade secrets, and other intangible assets. It focuses on assembling a diversified portfolio of IP-centric companies operating in the consumer branded products, including apparel, footwear, sporting goods, home furnishings, and other hard and soft consumer branded products; franchise industries; quick service restaurant franchising; and retail franchising. The company also involves in the marketing, promotion, and quality control of products and services that make use of its IP, as well as provides certain merchandising, purchasing, and training support services with respect to franchise operations.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	7.10	January	3.41	January	5.26	January	3.28	January	3.22	January	8.95
February	4.20	February	3.30	February	4.33	February	3.42	February	3.41	February	10.44
March	4.37	March	3.15	March	4.31	March	3.34	March	3.85	March	9.92
April	3.33	April	3.61	April	3.90	April	3.34	April	4.10	April	12.73
May	3.60	May	4.81	May	3.41	May	3.13	May	4.01	May	12.78
June	2.95	June	4.80	June	3.44	June	3.29	June	5.50	June	11.14
July	2.98	July	5.82	July	3.20	July	3.44	July	6.19	July	8.48
August	2.84	August	5.41	August	2.93	August	3.61	August	5.96
September	2.68	September	4.57	September	3.32	September	3.41	September	5.94
October	2.28	October	4.84	October	3.66	October	3.28	October	6.77
November	3.48	November	4.97	November	3.72	November	3.48	November	7.34
December	3.76	December	4.75	December	3.34	December	3.32	December	7.23

The closing price on August 9, 2007 was $8.23.

NOKIA CORPORATION (NOK)

Nokia Corporation engages in the manufacture of mobile devices and mobile networks. The company also provides equipment, solutions, and services for network operators, service providers, and corporations. The company operates in four segments: Mobile Phones, Multimedia, Enterprise Solutions, and Networks. The Mobile Phones segment offers mobile phones and devices based on GSM/EDGE, 3G/WCDMA, and CDMA cellular technologies. The Multimedia segment offers advanced mobile multimedia computers and applications with connectivity over multiple technology standards. The Enterprise Solutions segment offers various products and solutions, including enterprise-grade mobile devices, underlying security infrastructure, software, and services for businesses and institutions. The Networks segment provides network infrastructure, communications, and networks service platforms, as well as professional services to operators and service providers. The company has its operations in Europe, the Middle East, Africa, China, the Asia-Pacific, North America, and Latin America.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	23.45	January	14.39	January	20.66	January	15.28	January	18.38	January	22.10
February	20.77	February	13.23	February	21.77	February	16.14	February	18.58	February	21.83
March	20.74	March	14.01	March	20.28	March	15.43	March	20.72	March	22.92
April	16.26	April	16.57	April	14.01	April	15.98	April	22.66	April	25.25
May	13.88	May	18.04	May	13.74	May	16.86	May	21.47	May	27.38
June	14.48	June	16.43	June	14.54	June	16.64	June	20.26	June	28.11
July	12.40	July	15.30	July	11.62	July	15.95	July	19.85	July	28.64
August	13.29	August	16.29	August	11.87	August	15.77	August	20.88
September	13.25	September	15.60	September	13.72	September	16.91	September	19.69
October	16.62	October	16.99	October	15.42	October	16.82	October	19.88
November	19.21	November	17.98	November	16.17	November	17.08	November	20.22
December	15.50	December	17.00	December	15.67	December	18.30	December	20.32

The closing price on August 9, 2007 was $29.63.

QUALCOMM, INC. (QCOM)

QUALCOMM Incorporated engages in the design, development, manufacture, and marketing of digital wireless telecommunications products and services based on its Code Division Multiple Access (CDMA) technology. It develops and supplies CDMA-based integrated circuits and system software for wireless voice and data communications, multimedia functions, and global positioning system products to wireless device and infrastructure manufacturers. The company also manufactures and sells products based upon Orthogonal Frequency Division Multiplexing Access technology, FLASH-OFDM. The company markets its products through direct sales force, partnerships, and distributors worldwide.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	44.05	January	37.66	January	58.61	January	37.24	January	47.96	January	37.66
February	33.25	February	34.58	February	63.09	February	36.05	February	47.16	February	40.30
March	37.64	March	37.50	March	66.29	March	36.63	March	50.61	March	42.66
April	30.16	April	31.88	April	62.46	April	34.89	April	51.34	April	43.80
May	31.64	May	33.55	May	67.07	May	37.27	May	45.21	May	42.95
June	27.49	June	36.03	June	36.05	June	33.01	June	40.07	June	43.39
July	27.48	July	37.48	July	34.19	July	39.48	July	35.26	July	41.65
August	27.71	August	41.33	August	38.05	August	39.71	August	37.67
September	27.62	September	41.67	September	39.04	September	44.75	September	36.35
October	34.52	October	47.49	October	41.60	October	39.76	October	36.39
November	41.22	November	44.55	November	41.62	November	45.47	November	36.59
December	36.39	December	53.93	December	42.40	December	43.08	December	37.79

The closing price on August 9, 2007 was $38.22.

RESEARCH IN MOTION LIMITED (RIMM)

Research In Motion Limited engages in the design, manufacture and marketing of wireless solutions for the mobile communication market worldwide. It provides platforms and solutions for access to email, phone, short message service, organizer, Internet and intranet-based corporate data applications. The company also licenses its technology to handset and software vendors to enable these companies to offer wireless data services using the BlackBerry Enterprise Server and BlackBerry Internet Service. In addition, it enables various third party developers and manufacturers to improve their products and services with wireless connectivity. The company offers its products to carrier partners, resellers and end users.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	25.61	January	12.76	January	43.51	January	71.29	January	67.53	January	127.78
February	22.89	February	12.70	February	49.45	February	66.11	February	70.53	February	140.61
March	27.77	March	13.06	March	46.67	March	76.42	March	84.88	March	136.49
April	17.70	April	15.61	April	43.55	April	64,41	April	76.63	April	131.58
May	15.12	May	19.02	May	59.97	May	82.82	May	64.89	May	166.08
June	11.38	June	21.62	June	68.45	June	73.79	June	69.77	June	199.99
July	11.74	July	12.04	July	61.67	July	70.66	July	65.63	July	214.00
August	10.60	August	14.24	August	60.22	August	78.30	August	82.50
September	9.42	September	19.10	September	76.34	September	68.30	September	102.65
October	12.50	October	22.06	October	88.20	October	61.49	October	117.48
November	15.28	November	22.85	November	88.97	November	61.13	November	138.83
December	13.12	December	33.42	December	82.42	December	66.01	December	127.78

The closing price on August 9, 2007 was $216.00.

RF MICRO DEVICES, INC. (RFMD)

RF Micro Devices, Inc. designs, develops, manufactures, and markets radio frequency (RF) components and system solutions for mobile communications worldwide. It offers power amplifiers, transmit modules, cellular transceivers and transceiver modules, and system-on-chip solutions that enable mobility and provide connectivity, and support advanced functionality in mobile devices, cellular base stations, wireless local area networks and global positioning systems. The company sells its products to original equipment manufacturers and original design manufacturers through a network of sales representative firms and distributors.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	18.31	January	5.62	January	9.49	January	5.47	January	7.28	January	7.72
February	15.64	February	6.54	February	9.23	February	5.50	February	6.73	February	7.98
March	17.90	March	6.00	March	8.46	March	5.22	March	8.65	March	6.23
April	17.40	April	4.72	April	7.36	April	3.92	April	9.30	April	6.25
May	16.41	May	5.64	May	7.97	May	4.65	May	7.25	May	6.53
June	7.62	June	5.90	June	7.50	June	5.41	June	5.97	June	6.24
July	6.66	July	7.37	July	5.92	July	6.09	July	6.15	July	6.94
August	6.69	August	8.83	August	5.12	August	6.55	August	6.62
September	6.00	September	9.24	September	6.34	September	5.65	September	7.58
October	8.48	October	11.69	October	6.51	October	5.24	October	7.30
November	12.19	November	11.71	November	6.96	November	5.68	November	7.70
December	7.33	December	10.06	December	6.84	December	5.41	December	6.79

The closing price on August 9, 2007 was $6.01.

SK TELECOM CO., LTD. (SKM)

SK Telecom Co., Ltd. provides wireless telecommunications services using code division multiple access and wireless code division multiple access. It offers cellular voice services comprising basic wireless voice transmission services and related value-added services; global roaming services; wireless data services, including SMS and MMS services and wireless Internet services; wireless entertainment services; and wireless financial services. In addition, the company provides international calling services, including direct-dial and pre- and post-paid card calling services, bundled services for corporate customers, voice services using Internet protocol, Web-to-phone services, and data services; and other portal services. Further, it manufactures and sells digital handsets.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	21.92	January	17.01	January	22.18	January	19.96	January	23.23	January	23.75
February	21.95	February	15.39	February	25.01	February	21.30	February	24.15	February	22.81
March	24.60	March	13.62	March	21.30	March	19.72	March	23.59	March	23.42
April	21.39	April	15.20	April	20.20	April	19.46	April	26.70	April	24.83
May	24.78	May	17.95	May	20.87	May	20.92	May	26.10	May	26.86
June	24.79	June	18.86	June	20.99	June	20.40	June	23.42	June	27.35
July	21.42	July	19.41	July	17.66	July	21.47	July	23.41	July	28.14
August	21.76	August	19.06	August	18.90	August	21.26	August	21.90
September	21.23	September	17.84	September	19.45	September	21.84	September	23.63
October	20.07	October	19.60	October	19.73	October	20.21	October	24.08
November	22.50	November	17.85	November	22.51	November	21.13	November	25.93
December	21.35	December	18.65	December	22.25	December	20.29	December	26.48

The closing price on August 9, 2007 was $27.63.

SPRINT NEXTEL CORPORATION (S)

Sprint Nextel Corporation offers various wireless and wireline communications products and services. Its Wireless segment provides wireless mobile telephone and wireless data transmission services. The data communications services include wireless imaging; wireless data communications, including Internet access and messaging, and email services; wireless entertainment; and asset and fleet management, dispatch services, and navigation tools. This segment also offers walkie-talkie services; and sells accessories, such as carrying cases, hands-free devices, batteries, and battery chargers and other items to consumers, as well as handsets and accessories to agents and other third-party distributors for resale. In addition, it provides Sprint-branded and wholesale wireless services over its CDMA network in the United States, Puerto Rico, and the U.S. Virgin Islands; and Nextel-branded post-paid and Boost Mobile-branded prepaid wireless services over its iDEN network. The company's Long Distance segment provides a suite of wireline voice and data communications services to domestic business customers, multinational corporations, and other communications companies. This segment also offers services to cable multiple systems operators that resell its long distance service, and/or use its back office systems and network assets in support of their telephone service provided over cable facilities.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	16.38	January	3.76	January	17.41	January	23.83	January	22.89	January	17.83
February	9.25	February	3.96	February	17.73	February	23.68	February	24.03	February	19.30
March	10.29	March	4.36	March	18.43	March	22.75	March	25.84	March	18.96
April	11.21	April	3.50	April	17.89	April	22.26	April	24.80	April	20.03
May	10.44	May	4.46	May	17.76	May	23.69	May	21.21	May	22.85
June	4.47	June	5.75	June	17.60	June	25.09	June	19.99	June	20.71
July	4.10	July	14.12	July	18.68	July	26.90	July	19.80	July	20.53
August	3.96	August	14.77	August	19.68	August	25.93	August	16.92
September	1.96	September	15.10	September	20.13	September	23.78	September	17.15
October	3.48	October	16.00	October	20.95	October	23.31	October	18.69
November	5.76	November	14.99	November	22.81	November	25.04	November	19.51
December	4.38	December	16.42	December	24.85	December	23.36	December	18.89

The closing price on August 9, 2007 was $18.90.

UNITED STATES CELLULAR CORPORATION (USM)

United States Cellular Corporation provides wireless telephone services in the United States. It owns, operates, and invests in wireless markets. The company also offers a range of digital wireless telephones. Its digital services include caller ID; short messaging services; and data transmission, including camera features, downloading, and wireless modem capabilities. In addition, the company provides wide-area call delivery, call forwarding, voice mail, call waiting, three-way calling, and no-answer transfer, as well as repair services. The company markets its products and services through various channels, including retail sale and service centers, independent agents, and direct sale, as well as Internet and telesales.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	40.15	January	23.85	January	38.85	January	44.90	January	50.90	January	72.10
February	38.80	February	24.35	February	41.35	February	50.00	February	54.95	February	71.75
March	41.00	March	23.61	March	38.65	March	45.63	March	59.36	March	73.45
April	39.50	April	24.05	April	34.27	April	46.20	April	62.40	April	72.50
May	37.18	May	26.25	May	35.61	May	47.04	May	60.00	May	79.37
June	25.45	June	25.45	June	38.55	June	49.94	June	60.60	June	90.60
July	26.10	July	28.75	July	39.25	July	52.15	July	60.15	July	97.08
August	31.45	August	27.96	August	40.25	August	54.88	August	59.95
September	29.58	September	29.10	September	43.15	September	53.42	September	59.70
October	27.60	October	33.86	October	41.65	October	51.00	October	63.41
November	29.50	November	34.60	November	44.25	November	50.80	November	67.32
December	25.02	December	35.50	December	44.76	December	49.40	December	69.59

The closing price on August 9, 2007 was $80.76.

VERIZON COMMUNICATIONS INC. (VZ)

Verizon Communications, Inc. provides a range of communication services worldwide. It operates in two segments, Wireline and Domestic Wireless. The Wireline segment offers communications and information services to residential customers and small businesses, including basic telecommunication service and end-user access; value-added services, such as voicemail, caller ID, and call forwarding; broadband services, which include digital subscriber lines and fiber optics to the premise; and national and international long distance services, including calling cards, 800/888 services, and operator services. It also provides wholesale services that include switched access, special access, high-capacity, high-speed digital services, unbundled network elements, and interconnection services, which are marketed primarily to competitive local exchange carriers and wireless carriers. The Domestic Wireless segment offers a range of wireless voice services; provides wireless data services, such as BroadbandAccess/NationalAccess, text and picture messaging, V Cast, mobile Web, location based services, and wireless business solutions; and develops and offers various wireless devices that primarily include handsets.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	46.35	January	38.28	January	36.86	January	35.59	January	31.66	January	38.52
February	46.80	February	34.58	February	38.33	February	35.97	February	33.70	February	37.40
March	46.10	March	35.35	March	36.54	March	35.50	March	34.06	March	37.92
April	40.11	April	37.38	April	37.74	April	35.80	April	33.03	April	38.18
May	43.00	May	37.85	May	34.58	May	35.38	May	31.21	May	43.53
June	40.15	June	39.45	June	36.19	June	34.55	June	33.49	June	41.17
July	33.00	July	35.00	July	38.54	July	34.23	July	33.82	July	42.62
August	31.00	August	35.32	August	39.25	August	32.71	August	35.18
September	27.44	September	32.44	September	39.38	September	32.69	September	37.13
October	37.76	October	33.60	October	39.10	October	31.51	October	37.00
November	41.88	November	32.84	November	41.23	November	31.98	November	34.94
December	38.75	December	35.08	December	40.51	December	30.12	December	37.24

The closing price on August 9, 2007 was $41.92.

VIVO PARTICIPAÇÕES (VIV)

Vivo Participações S.A. provides cellular telecommunications services in Brazil. Its network primarily provides both code division multiple access digital and advanced mobile phone system analog services. The company offers voice and ancillary services, including voicemail and voicemail notification, call forwarding, three-way calling, caller identification, short messaging, limitation on the number of used minutes, and cellular chat room, as well as data service, such as wireless application protocol (WAP) service through which its clients could access WAP sites and portals. In addition, the company offers Multimedia Message Service and Mobile Execution Environment, which enable the handset to download applications and execute them at the mobile. Further, it provides roaming services through agreements with local cellular service providers throughout Brazil and other countries, as well as sells cellular handsets and accessories through its own stores and dealers.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	7.60	January	2.79	January	7.53	January	6.20	January	4.82	January	3.81
February	7.98	February	2.41	February	7.57	February	6.93	February	4.95	February	3.70
March	6.33	March	3.24	March	9.13	March	5.98	March	4.28	March	3.51
April	6.41	April	3.85	April	7.13	April	5.28	April	4.13	April	4.56
May	5.44	May	4.08	May	7.05	May	5.07	May	2.53	May	4.90
June	3.96	June	3.90	June	7.88	June	4.27	June	2.46	June	5.01
July	2.62	July	3.52	July	6.60	July	4.39	July	2.52	July	4.49
August	3.37	August	4.05	August	6.43	August	4.15	August	3.20
September	1.81	September	4.66	September	6.18	September	3.91	September	3.12
October	2.66	October	5.70	October	5.99	October	3.65	October	3.49
November	2.74	November	6.08	November	6.49	November	3.55	November	3.90
December	3.05	December	6.58	December	6.80	December	3.78	December	4.10

The closing price on August 9, 2007 was $4.17.

VODAFONE GROUP PLC. (VOD)

Vodafone Group Public Limited Company provides voice and data communications services for consumer and enterprise customers in Europe, the Middle East, Africa, the Asia Pacific, and the United States. Its products and services include voice services; short messaging service; Vodafone live! portal, an integrated communications and multimedia proposition, through which customers access various online services, such as games, ring tones, news, sports, and information; Mobile Connect data card, which provides access to existing business information systems, such as email, corporate applications, company intranets, and the Internet; and wireless, roaming, and other business services. The company distributes its products and services directly, as well as through third-party service providers, independent dealers, distributors, and retailers.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	21.70	January	18.85	January	25.60	January	25.98	January	21.11	January	29.39
February	19.00	February	18.10	February	24.97	February	26.29	February	19.32	February	27.90
March	18.43	March	18.22	March	23.90	March	26.56	March	20.90	March	26.86
April	16.20	April	19.76	April	24.54	April	26.14	April	23.70	April	28.73
May	14.93	May	21.91	May	23.76	May	25.18	May	23.00	May	31.43
June	13.65	June	19.65	June	22.10	June	24.32	June	21.30	June	33.63
July	15.17	July	18.98	July	21.73	July	25.83	July	21.68	July	30.35
August	15.99	August	18.30	August	22.90	August	27.25	August	21.69
September	12.83	September	20.25	September	24.11	September	25.97	September	22.86
October	15.92	October	21.15	October	25.79	October	26.26	October	25.85
November	18.75	November	23.35	November	27.27	November	21.55	November	26.36
December	18.12	December	25.04	December	27.38	December	21.47	December	27.78

The closing price on August 9, 2007 was $32.30.

WINDSTREAM CORPORATION (WIN)

Windstream Corporation provides telecommunications services in rural communities in the United States. It provides local telephone, long distance, network access, video services, and broadband and high speed data services. The company also offers various enhanced service features, including call waiting, call forwarding, caller identification, three-way calling, no-answer transfer, and voice-mail, as well as provides equipment rental, equipment maintenance, information and directory assistance, and public payphone services. In addition, the company provides cable television service, and publishes telephone directories. Further, the company supplies telecommunications equipment including switch modules; wired and wireless voice and data transport equipment; outside plant products and pole-line hardware; broadband modems; in-building wiring and jacks; voice over Internet protocol telephone systems; and local area networking products.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	*	January	*	January	*	January	*	January	11.79	January	14.88
February	*	February	*	February	*	February	15.71	February	12.35	February	15.05
March	*	March	*	March	*	March	14.47	March	13.16	March	14.69
April	*	April	*	April	*	April	13.50	April	13.05	April	14.62
May	*	May	*	May	*	May	13.60	May	12.32	May	15.02
June	*	June	*	June	*	June	13.80	June	11.45	June	14.76
July	*	July	*	July	*	July	13.97	July	12.53	July	13.76
August	*	August	*	August	*	August	13.93	August	13.20
September	*	September	*	September	*	September	13.63	September	13.19
October	*	October	*	October	*	October	12.73	October	13.72
November	*	November	*	November	*	November	12.14	November	13.94
December	*	December	*	December	*	December	11.40	December	14.22

The closing price on August 9, 2007 was $13.87.

1,000,000,000 Depositary Receipts

Wireless HOLDRSSM Trust

P R O S P E C T U S

August 14, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

See Exhibit Index.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the

“Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

•
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

•
For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on August 14, 2007.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:                               *

Name:   Joseph F. Regan
Title:     First Vice President, Chief Financial Officer and
              Controller

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities indicated on August 14, 2007.

	Signature	Title

	*	Chief Executive Officer,
	Robert J. McCann	Chairman of the Board

	*	Director and Senior Vice President
Carlos M. Morales

	*	Director and Senior Vice President
Candace E. Browning

	*	Director and Executive Vice President
Gregory J. Fleming

	*	First Vice President, Chief Financial Officer and Controller
Joseph F. Regan

*By:	/s/ Mitchell M. Cox	Attorney-in-Fact
Mitchell M. Cox

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on September 27, 2000 as an exhibit to the Amendment No. 1 to the registration statement filed on Form S-1 for Wireless HOLDRS.

*4.2
Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on September 27, 2000 as an exhibit to the Amendment No. 1 to the registration statement filed on Form S-1 for Wireless HOLDRS.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the Wireless HOLDRS Receipts, filed on September 27, 2000 as an exhibit to the Amendment No. 1 to the registration statement filed on Form S-1 for Wireless HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on September 27, 2000 as an exhibit to the Amendment No. 1 to the registration statement filed on Form S-1 for Wireless HOLDRS.

*8.2
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 14, 2003 as an exhibit to Amendment No. 4 to the registration statement filed on Form S-1 for Wireless HOLDRS.

*24.1	Power of Attorney (included in Part II of Registration Statement), filed on August 4, 2000 as an exhibit to the registration statement filed on Form S-1 for Wireless HOLDRS.

*24.2	Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

*24.3	Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

*24.4	Power of Attorney of Robert J. McCann and Joseph F. Regan.

* Previously filed